Calculation of Filing Fee Tables
Table 1: Transaction Valuation
		Transaction Valuation	Fee Rate	Amount of Filing Fee
Fees to be Paid	1	$ 76,874,983.00	0.0001381	$ 10,616.44
Fees Previously Paid
	Total Transaction Valuation:	$ 76,874,983.00
	Total Fees Due for Filing:			$ 10,616.44
	Total Fees Previously Paid:			$ 0.00
	Total Fee Offsets:			$ 6,465.74
	Net Fee Due:			$ 4,150.70
Offering Note
[1]	(1) Calculated as the aggregate maximum purchase price for Class I common shares of beneficial interest, par value $0.01 per share, of KKR FS Income Trust ("Shares"), based upon the net asset value per Share as of January 31, 2026 of $29.66. This amount is based upon the offer to purchase up to 2,591,874 Shares. (2) Calculated at $138.10 per $1,000,000.00 of the Transaction Valuation in accordance with Rule 0-11 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as modified by Fee Rate Advisory No. 1 for Fiscal Year 2026. (3) An aggregate fee of $2,887.77 was paid with the filing of the Schedule TO-I by KKR FS Income Trust on September 3, 2024 (the "September 2024 TO-I"). The final transaction fee due pursuant to the final amendment to the September 2024 TO-I filed on October 3, 2024 was $0, as no Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the $2,887.77 filing fee paid in connection with the September 2024 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I. An aggregate fee of $1,837.91 was paid with the filing of the Schedule TO-I by KKR FS Income Trust on December 2, 2024 (the "December 2024 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the December 2024 Schedule TO-I filed on January 6, 2025 was $0, as no Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the $1,837.91 filing fee paid in connection with the December 2024 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I. An aggregate fee of $1,634.81 was paid with the filing of the Schedule TO-I by KKR FS Income Trust on March 3, 2025 (the "March 2025 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the March 2025 Schedule TO-I filed on April 28, 2025 was $83.79, as $547,245.58 of Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the remaining $1,551.02 portion of the filing fee paid in connection with the March 2025 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I. An aggregate fee of $1,372.83 was paid with the filing of the Schedule TO-I by KKR FS Income Trust on September 2, 2025 (the "September 2025 Schedule TO-I"). The final transaction fee due pursuant to the final amendment to the September 2025 Schedule TO-I filed October 27, 2025 was $1,007.44 as $6,580,284.10 of shares were tendered. Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the remaining $365.39 of the filing fee paid in connection with the September 2025 Schedule TO-I was used to offset the remaining filing fee due in connection with the filing of the Schedule TO-I by KKR FS Income Trust on December 1, 2025 (the "December 2025 Schedule TO-I"). More specifically, $176.35 from the filing fee paid in connection with the September 2025 Schedule TO-I was used to offset the final transaction fee due from the December 2025 Schedule TO-I filing, and the remaining $189.04 from the September 2025 Schedule TO-I remains available to offset future filings. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the remaining $189.04 portion of the filing fee paid in connection with the September 2025 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims		Schedule TO	005-94079	09/03/2024		$ 2,887.77
Fee Offset Claims		Schedule TO	005-94079	12/02/2024		$ 1,837.91
Fee Offset Claims		Schedule TO	005-94079	03/03/2025		$ 1,551.02
Fee Offset Claims		Schedule TO	005-94079	09/02/2025		$ 189.04
Fee Offset Sources	KKR FS Income Trust	Schedule TO	005-94079		09/03/2024		$ 2,887.77
Fee Offset Sources	KKR FS Income Trust	Schedule TO	005-94079		12/02/2024		$ 1,837.91
Fee Offset Sources	KKR FS Income Trust	Schedule TO	005-94079		03/03/2025		$ 1,551.02
Fee Offset Sources	KKR FS Income Trust	Schedule TO	005-94079		09/02/2025		$ 189.04